Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	February 10, 2025
Senior Director, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS
---------------

Strong Fourth Quarter Leasing Performance Results in Highest Quarterly and Annual Leasing Volumes Since 2019

LOS ANGELES, February 10, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2024.

“Leasing activity meaningfully accelerated to more than 700,000 square feet in the fourth quarter, underscoring the recovery that we are seeing play out across our West Coast markets,” commented Angela Aman, CEO. “In addition to leasing execution, the team has remained active across all facets of our business, continuing our efforts to monetize significant components of our future land bank, selling our corporate aircraft, and, in January, successfully completing the development of Kilroy Oyster Point Phase 2. We are well positioned to capitalize on continued improvements in the leasing and transaction environments as we execute in 2025.”

Fourth Quarter Highlights

Financial Results
•Revenues of $286.4 million for the quarter ended December 31, 2024, as compared to $269.0 million for the quarter ended December 31, 2023
•Net income available to common stockholders of $59.5 million, or $0.50 per diluted share, for the quarter ended December 31, 2024 as compared to $47.3 million, or $0.40 per diluted share, for the quarter ended December 31, 2023
•Funds from operations (“FFO”) of $144.9 million, or $1.20 per diluted share, for the quarter ended December 31, 2024 as compared to $129.3 million, or $1.08 per diluted share, for the quarter ended December 31, 2023

Leasing and Occupancy
•Stabilized portfolio was 82.8% occupied and 84.9% leased at December 31, 2024
•During the quarter, signed approximately 708,000 square feet of leases, the highest quarterly leasing volume achieved since the fourth quarter of 2019
◦Leasing activity was comprised of 206,000 square feet of new leasing on previously vacant space, 356,000 square feet of new leasing on currently occupied space, and 146,000 square feet of renewal leasing

▪Includes 20,000 square feet of short-term leasing, primarily comprised of 14,000 square feet of short-term renewal leasing
•GAAP rents on leases signed during the quarter increased 3.4% and cash rents decreased 8.6% from prior levels on second generation leasing, excluding short-term leasing

Investment Activity
•In December 2024, committed to invest in a PropTech venture capital fund managed by Fifth Wall. This investment highlights the Company’s commitment to driving efficiencies throughout the portfolio by leveraging technology and the Company’s significant scale in its markets

Sale of Long-Lived Asset
•In November 2024, sold the Company’s corporate aircraft for gross proceeds of $19.8 million, which resulted in a gain on sale of approximately $6.0 million, or $0.05 per diluted share

Balance Sheet
•In December 2024, repaid the aggregate remaining principal balance of $403.7 million of senior unsecured senior notes on the maturity date

Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on January 9, 2025 to stockholders of record on December 31, 2024 (the ex-dividend date)

Full Year Highlights

Financial Results
•Revenues of $1,135.6 million for the year ended December 31, 2024, as compared to $1,129.7 million for the year ended December 31, 2023
•Net income available to common stockholders of $211.0 million, or $1.77 per diluted share, for the year ended December 31, 2024, as compared to $212.2 million, or $1.80 per diluted share for the year ended December 31, 2023
•Funds from operations (“FFO”) of $551.6 million, or $4.59 per diluted share, for the year ended December 31, 2024 as compared to $551.1 million, or $4.62 per diluted share, for the year ended December 31, 2023

Leasing and Occupancy
•During the year, signed approximately 1,778,000 square feet of leases, the highest annual leasing volume since 2019
◦Leasing activity was comprised of 536,000 square feet of new leasing on previously vacant space, 528,000 square feet of new leasing on currently occupied space, and 714,000 square feet of renewal leasing
▪Includes 361,000 square feet of short-term leasing, primarily comprised of 247,000 square feet of short-term renewal leasing
•During the quarter ended June 30, 2024, DermTech filed for bankruptcy and rejected its lease and, during the quarter ended September 30, 2024, the Company executed a 110,000 square foot short-term lease with the successor entity to facilitate DermTech’s interim operations. This lease has been excluded from the leasing productivity statistics above

•GAAP rents on leases signed during the year increased 8.2% and cash rents decreased 4.5% from prior levels on second generation leasing, excluding short-term leasing

Acquisition Activity
•During the third quarter of 2024, completed the acquisition of Junction at Del Mar, an approximately 104,000 square foot office property, comprised of two buildings in the Del Mar submarket of San Diego, for $35.0 million. The buildings are located adjacent to the Company’s One Paseo mixed-use project

Liquidity
•As of December 31, 2024, the Company had approximately $1.3 billion of total liquidity comprised of approximately $0.2 billion of cash and cash equivalents and approximately $1.1 billion available under the fully undrawn unsecured revolving credit facility

Sustainability and Corporate Social Responsibility
•During the year:
◦Achieved carbon neutral operations across the portfolio for the fifth consecutive year
◦Increased capacity from on-site solar at Company properties to over six megawatts of clean electricity
◦Listed on the U.S. EPA’s National Top 100 List of largest green power users
◦Awarded the ENERGY STAR Partner of the Year Sustained Excellence Award for the ninth consecutive year
◦Earned the highly competitive GRESB 5 Star designation for both Standing Assets and Development
◦Achieved 680,000 square feet of new ENERGY STAR certifications across the portfolio, bringing the total to over 10 million square feet of ENERGY STAR certified space

Recent Developments
•In January, received a temporary certificate of occupancy and progressed Kilroy Oyster Point Phase 2 from the under construction phase to the tenant improvement phase

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company expects Nareit FFO for the full year 2025 of $3.85 to $4.05 per diluted share. In addition to the assumptions detailed below, 2025 guidance assumes a range of outcomes tied to the capitalization of interest expense and other carry costs related to future development projects and no impact from 2025 capital recycling activities.

Key Assumptions	2025 Guidance
Same Store Net Operating Income (“NOI”) growth (1) (2)	(1.5%) to (3.0%)
Average full year occupancy	80% to 82%
GAAP lease termination fee income	+/- $3 million
Non-Cash GAAP NOI adjustments (3)	$2 million to $5 million
General and administrative and Leasing costs	$83 million to $85 million
Interest income	+/- $6 million
Total development spending (4)	$100 million to $200 million

	Full Year 2025 Range
	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.01	$1.22

Weighted average common shares outstanding - diluted (5)	118,775	118,775

Net income available to common stockholders	$120,000	$145,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,350	1,450
Net income attributable to noncontrolling interests in consolidated property partnerships	21,000	21,500
Depreciation and amortization of real estate assets	350,000	350,000
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,250)	(30,750)
Funds From Operations (2)	$463,100	$487,200

Weighted average common shares/units outstanding – diluted (6)	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$3.85	$4.05

 ________________________
(1)Beginning January 1, 2025, lease termination fee income will be excluded from the Company’s definition of NOI. Same Store NOI growth guidance for 2025 excludes the impact of lease termination fee income.
(2)For additional information, please refer to Management Statements on Non-GAAP Supplemental Measures on pages 32-34 of our Supplemental Financial Report furnished on Form 8-K.
(3)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Net effect of straight-line rents, Amortization of net below market rents, and Lease related adjustments and other.
(4)Represents cash funding of development projects, including certain amounts accrued for as of December 31, 2024.
(5)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(6)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

The Company’s guidance estimates for the full year 2025, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release. These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Conference Call and Audio Webcast
The Company’s management will discuss fourth quarter results and the current business environment during the Company’s February 11, 2025 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=5a66c71e&confId=76271. Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/attendee/981389424. It may be necessary to download audio software to hear the conference call.

About Kilroy Realty Corporation

Kilroy Realty Corporation (NYSE: KRC, the “Company”, “Kilroy”) is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San Francisco Bay Area, Seattle, and Austin. The Company has earned global recognition for sustainability, building operations, innovation, and design. As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science, and business services companies.

The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap 400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.

As of December 31, 2024, Kilroy’s stabilized portfolio totaled approximately 17.1 million square feet of primarily office and life science space that was 82.8% occupied and 84.9% leased. The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 92.2%. In addition, the Company had two life science redevelopment projects in the tenant improvement phase totaling approximately 100,000 square feet with total estimated redevelopment costs of $80.0 million and one development project under construction totaling approximately 875,000 square feet with a total estimated investment of $1.0 billion.

A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector. For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas. Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.

Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwel, and ENERGY STAR certifications across the portfolio.

A significant part of the Company’s foundation is its commitment to enhancing employee growth, satisfaction, and wellness while maintaining a diverse and thriving culture. For four consecutive years, the Company has been named to Bloomberg’s Gender Equality Index, which recognizes companies committed to supporting gender equality through policy development, representation, and transparency.

More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events. Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues	$286,379	$269,016	$1,135,629	$1,129,694

Net income available to common stockholders	$59,460	$47,284	$210,969	$212,241

Weighted average common shares outstanding – basic	118,047	117,240	117,649	117,160
Weighted average common shares outstanding – diluted	118,759	117,816	118,157	117,506

Net income available to common stockholders per share – basic	$0.50	$0.40	$1.78	$1.80
Net income available to common stockholders per share – diluted	$0.50	$0.40	$1.77	$1.80

Funds From Operations (1)(2)	$144,875	$129,257	$551,633	$551,116

Weighted average common shares/units outstanding – basic (3)	119,521	118,896	119,729	118,895
Weighted average common shares/units outstanding – diluted (4)	120,234	119,473	120,236	119,241

Funds From Operations per common share/unit – basic (2)	$1.21	$1.09	$4.61	$4.64
Funds From Operations per common share/unit – diluted (2)	$1.20	$1.08	$4.59	$4.62

Common shares outstanding at end of period			118,047	117,240
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			119,198	118,391

			December 31, 2024	December 31, 2023
Stabilized office portfolio occupancy rates: (5)
Los Angeles			75.0%	79.0%
San Diego			89.2%	88.6%
San Francisco Bay Area			87.4%	91.0%
Seattle			80.5%	83.4%
Austin			74.7%	64.9%
Weighted average total			82.8%	85.0%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles			4,340	4,345
San Diego			2,877	2,770
San Francisco Bay Area			6,171	6,170
Seattle			2,996	3,000
Austin			759	759
Total			17,143	17,044
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	December 31, 2024	December 31, 2023
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,750,820	$1,743,170
Buildings and improvements	8,598,751	8,463,674
Undeveloped land and construction in progress	2,309,624	2,034,804
Total real estate assets held for investment	12,659,195	12,241,648
Accumulated depreciation and amortization	(2,824,616)	(2,518,304)
Total real estate assets held for investment, net	9,834,579	9,723,344

Cash and cash equivalents	165,690	510,163
Marketable securities	27,965	284,670
Current receivables, net	11,033	13,609
Deferred rent receivables, net	451,996	460,979
Deferred leasing costs and acquisition-related intangible assets, net	225,937	229,705
Right of use ground lease assets	129,222	125,506
Prepaid expenses and other assets, net	51,935	53,069
TOTAL ASSETS	$10,898,357	$11,401,045

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$598,199	$603,225
Unsecured debt, net	3,999,566	4,325,153
Accounts payable, accrued expenses and other liabilities	285,011	371,179
Ground lease liabilities	128,422	124,353
Accrued dividends and distributions	64,850	64,440
Deferred revenue and acquisition-related intangible liabilities, net	142,437	173,638
Rents received in advance and tenant security deposits	71,003	79,364
Total liabilities	5,289,488	5,741,352

EQUITY:
Stockholders’ Equity
Common stock	1,181	1,173
Additional paid-in capital	5,209,653	5,205,839
Retained earnings	171,212	221,149
Total stockholders’ equity	5,382,046	5,428,161
Noncontrolling Interests
Common units of the Operating Partnership	52,472	53,275
Noncontrolling interests in consolidated property partnerships	174,351	178,257
Total noncontrolling interests	226,823	231,532
Total equity	5,608,869	5,659,693
TOTAL LIABILITIES AND EQUITY	$10,898,357	$11,401,045

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
REVENUES
Rental income	$281,355	$265,643	$1,118,115	$1,117,737
Other property income	5,024	3,373	17,514	11,957
Total revenues	286,379	269,016	1,135,629	1,129,694

EXPENSES
Property expenses	63,249	60,731	243,441	228,964
Real estate taxes	24,026	21,000	108,951	105,868
Ground leases	2,990	2,560	11,715	9,732
General and administrative expenses (1)	17,470	22,078	72,066	93,434
Leasing costs	2,013	1,956	8,764	6,506
Depreciation and amortization	89,121	86,016	356,182	355,278
Total expenses	198,869	194,341	801,119	799,782

OTHER INCOME (EXPENSES)
Interest income	4,790	10,696	37,752	22,592
Interest expense	(33,245)	(32,325)	(145,287)	(114,216)
Gains on sales of long-lived assets	5,979	—	5,979	—
Total other expenses	(22,476)	(21,629)	(101,556)	(91,624)

NET INCOME	65,034	53,046	232,954	238,288

Net income attributable to noncontrolling common units of the Operating Partnership	(593)	(471)	(2,062)	(2,083)
Net income attributable to noncontrolling interests in consolidated property partnerships	(4,981)	(5,291)	(19,923)	(23,964)
Total income attributable to noncontrolling interests	(5,574)	(5,762)	(21,985)	(26,047)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$59,460	$47,284	$210,969	$212,241

Weighted average shares of common stock outstanding – basic	118,047	117,240	117,649	117,160
Weighted average shares of common stock outstanding – diluted	118,759	117,816	118,157	117,506

Net income available to common stockholders per share – basic	$0.50	$0.40	$1.78	$1.80
Net income available to common stockholders per share – diluted	$0.50	$0.40	$1.77	$1.80
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(1)The three months and year ended December 31, 2023 includes $4.9 million and $17.0 million, respectively, of retirement costs for our former CEO and former President, primarily comprised of accelerated stock compensation expense.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income available to common stockholders	$59,460	$47,284	$210,969	$212,241
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	593	471	2,062	2,083
Net income attributable to noncontrolling interests in consolidated property partnerships	4,981	5,291	19,923	23,964
Depreciation and amortization of real estate assets	87,536	84,402	349,828	348,064
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(7,695)	(8,191)	(31,149)	(35,236)
Funds From Operations(1)(2)(3)	$144,875	$129,257	$551,633	$551,116

Weighted average common shares/units outstanding – basic (4)	119,521	118,896	119,729	118,895
Weighted average common shares/units outstanding – diluted (5)	120,234	119,473	120,236	119,241

Funds From Operations per common share/unit – basic (2)	$1.21	$1.09	$4.61	$4.64
Funds From Operations per common share/unit – diluted (2)	$1.20	$1.08	$4.59	$4.62
 ________________________
(1)We calculate Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of Nareit. The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.

(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.1 million and $5.7 million for the three months ended December 31, 2024 and 2023, respectively, and $19.1 million and $20.7 million for the year ended December 31, 2024 and 2023, respectively.

(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e. certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.

(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.